UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2022

EMBARK TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39881	85-3343695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  424 Townsend St.
San Francisco, CA 94107

(Address of principal executive offices) (Zip Code)

(415)671-9628

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EMBK	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	EMBKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2022, Embark Technology, Inc. (the “Company”) announced the appointment of Stephen Houghton to serve as Chief Operating Officer of the Company, effective as of January 27, 2022. Since June 2021, Mr. Houghton has served as the Company’s Chief Operations and Fleet Officer. Mr. Houghton, 42, previously served as the Head of Autonomous Vehicles (AV) Go To Market at Amazon (AWS) from November 2020 until June 2021, as Vice President of Global Markets running operations for Cruise, General Motors' Autonomous Vehicles Division from May 2016 to November 2002. Mr. Houghton also served as an active duty Officer in the United States Marine Corps. Mr. Houghton has a Master of Business Administration from Stanford Business School, a Master in Public Administration from Harvard Kennedy School of Government, and a Bachelor of Business Administration from Southern Methodist University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 15, 2021, between the Company and Stephen Houghton.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARK TECHNOLOGY, INC.

Date:	February 1, 2022	By:	/s/ Siddhartha Venkatesan
		Name:	Siddhartha Venkatesan
		Title:	Chief Legal Officer